Exhibit 10.1

FIRSTENERGY CORP.

16,097,875 Shares of Common Stock of $0.10 par value

Contribution Agreement

December 13, 2016

State Street Bank and Trust Company

As Independent Fiduciary and Investment Manager of a Segregated Account in the

FirstEnergy System Master Retirement Trust

76 South Main Street

Akron, Ohio 44308

Ladies and Gentlemen:

FirstEnergy Corp., an Ohio corporation (the “Company”), has decided to satisfy future funding obligations of the Company and its subsidiaries to the FirstEnergy System Master Retirement Trust (the “Trust”) with respect to the FirstEnergy Corp. Master Pension Plan by contributing to the Trust 16,097,875 shares of the Company’s common stock, $0.10 par value per share (the “Shares”). In order to accomplish such contribution, the Company hereby issues and sells the Shares to the Trust in consideration of the satisfaction of such future funding obligations. By executing this Contribution Agreement (this “Agreement”), State Street Bank and Trust Company, as Independent Fiduciary and Investment Manager (the “Manager”) of a segregated account in the Trust, accepts the Shares on behalf of the Trust and agrees to direct The Bank of New York Mellon, in its capacity as trustee of the Trust, to accept the Shares as a contribution to the Trust.

The Shares will be subject to the registration rights set forth in the Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), by and between the Company and the Manager. Pursuant to the Registration Rights Agreement, and in accordance with the terms therein, the Company will agree, for the benefit of the Trust, to file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement to the Company’s existing effective shelf registration statement (the “Registration Statement”) covering the resale of the Shares by the Trust.

1.	The Company represents and warrants to the Manager as of the date hereof (the “Closing Date”), that:

(a)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio;

(b)	The authorized and outstanding capital stock of the Company as of September 30, 2016 is as set forth on the cover page of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the Commission on November 4, 2016 (including any amendment thereof filed prior to the date of this Agreement);

State Street Bank and Trust Company

December 13, 2016

(c)	The Shares have been duly authorized and, when issued to and accepted by the Trust, will be fully paid and non-assessable;

(d)	This Agreement and the Registration Rights Agreement have been each duly authorized, executed and delivered by the Company, and each constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(e)	The issuance of the Shares to the Trust and the compliance by the Company with all of the provisions of the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, nor will such action result in any violation of the provisions of the Amended Articles of Incorporation, as amended, or the Amended Code of Regulations, as amended, of the Company or the charter or bylaws of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties;

(f)	The Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

(g)	No commission within the meaning of Section 408(e)(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), brokerage fee or other similar charges will become due or payable in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including the contribution of the Shares; and

(h)	Subject to compliance by the Manager with Section 3 hereof and the accuracy of the Manager’s representations stated herein, it is not necessary in connection with the offer, sale and delivery of the Shares by the Company to the Trust to register the Shares under the 1933 Act.

2.	The Company and the Manager agree and acknowledge that the aggregate value of the Shares on the date hereof is $499,999,997.50 and that such amount shall be applied as a credit against the future obligations to fund the Trust for purposes of the Internal Revenue Code of 1986, as amended, and ERISA.

3.	The Manager, acting on behalf of the Trust:

(a)	Acknowledges that the Shares have not been registered under the 1933 Act and are being issued to the Trust in reliance upon an exemption from such registration under the 1933 Act;

State Street Bank and Trust Company

December 13, 2016

(b)	Represents that the Trust is an institutional “accredited investor” within the meaning of Rule 501 under the 1933 Act and that the Trust has made available such information to allow the Company to verify the Trust’s status as an institutional “accredited investor”;

(c)	Confirms that the Manager has been informed that the Shares are “restricted securities” under the 1933 Act and may not be resold or transferred until the Shares are first registered under the federal securities laws or unless an exemption from such registration is available;

(d)	Is aware of the adoption of Rule 144 under the 1933 Act (“Rule 144”) by the Commission, which permits limited public resale of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions set forth in Rule 144;

(e)	Represents that prior to accepting the contribution of the Shares on behalf of the Trust, it acquired sufficient information about the Company to reach an informed and knowledgeable decision to accept the contribution of the Shares in accordance with its fiduciary duties as set forth in an Independent Fiduciary Letter Agreement dated August 3, 2016. The Manager has such knowledge and experience in financial and business matters as to make it capable of evaluating the risks of the prospective investment and to make an informed investment decision. The Trust is able to bear the economic risk of its investment in the Shares;

(f)	Agrees that the Trust shall make no disposition of the Shares except pursuant to an effective Registration Statement or, alternatively, if requested by the Company, the Manager for the Trust shall have provided the Company and the Company’s transfer agent an opinion of counsel (which opinion of counsel may be rendered by counsel to the Company) in form and substance reasonably satisfactory to the Company or other evidence in form and substance reasonably satisfactory to the Company and the Company’s transfer agent, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken. The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement;

(g)	Agrees that the Trust shall make no disposition of the Shares that is contrary to the terms of the Registration Rights Agreement, as amended from time to time;

(h)	Acknowledges that, in order to reflect the restrictions on the disposition of the Shares, the Shares (or the book entry positions representing the Shares) may, if

State Street Bank and Trust Company

December 13, 2016

required by the Company’s transfer agent, be endorsed with restrictive legends, including the following legend (or substantially similar legend):

“The securities represented hereby have not been registered or qualified under the Securities Act of 1933 or the securities laws of any state, and may be offered and sold only if registered and qualified pursuant to federal and state securities laws or if the Company is provided an opinion of counsel reasonably satisfactory to the Company that registration and qualification under federal and state laws is not required.”

If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on such shares; and

(i)	Represents that as of the date of this Agreement, there are no selling arrangements between the Manager, acting on behalf of the Trust, and any underwriter, broker or dealer.

4.	This Agreement shall be binding upon, and inure solely to the benefit of, the Trust, the Manager, the Company, any investment manager of the account holding the Shares and each person who controls the Company or the Trust, respectively, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any Shares from the Trust shall be deemed a successor or assign by reason merely of such purchase. For the avoidance of doubt, State Street Bank and Trust Company acknowledges and agrees that if State Street Bank and Trust Company is appointed as an investment manager for the Trust in a separate capacity for purposes of management of the Shares following acceptance thereof or in any other capacity, then this Agreement shall be binding on State Street Bank and Trust Company in such additional capacity, as if State Street Bank and Trust Company were a party hereto in such additional capacity.

5.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.	This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Manager, this letter and such acceptance hereof shall constitute a binding agreement between each of the Manager and the Company.

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Very truly yours,

FIRSTENERGY CORP.

By:	/s/ Steven R. Staub
Name: Steven R. Staub
Title: Vice President and Treasurer

Accepted as of the date hereof:

STATE STREET BANK AND TRUST COMPANY

As Independent Fiduciary and Investment Manager

of a Segregated Account in, and on behalf of, the

FirstEnergy System Master Retirement Trust

By:	/s/ Monet Ewing
Name: Monet Ewing
Title: Vice President

[Signature Page to Contribution Agreement]